UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2021
DARÉ BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260
San Diego, CA 92122
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement
On June 30, 2021, Daré Bioscience, Inc. ("Daré," “we,” “us,” or “our”), entered into an agreement (the “Grant Agreement”) with the Bill & Melinda Gates Foundation (the “Foundation”), under which we were awarded a new grant of up to $48.95 million (the “Grant”) to support the development of DARE-LARC1, our investigational user-controlled, long-acting reversible contraceptive. The Grant will support technology development and preclinical activities to advance DARE-LARC1 toward clinical testing in humans over the period of June 30, 2021 to November 1, 2026 (the “Grant Period”). We will receive an initial payment of $11.45 million in July 2021. Additional payments under the Grant Agreement are contingent upon the DARE-LARC1 program’s achievement of specified development and reporting milestones during the Grant Period.
Under the Grant Agreement, we agreed to make DARE-LARC1, and any other products, services, processes, technologies, materials, software, data, other innovations, and intellectual property resulting the project funded by the Grant (“Funded Developments”), available and accessible at an affordable price to people most in need within developing countries, or in support of the U.S. educational system and public libraries, as applicable, and to promptly and broadly disseminate the knowledge and information gained from the project funded by the Grant (the “Global Access Commitment”). In connection with the Global Access Commitment, under the Grant Agreement, we also granted the Foundation a nonexclusive, perpetual, irrevocable, worldwide, royalty-free, fully paid up, sublicensable license to make, use, sell, offer to sell, import, distribute, copy, create derivative works, publicly perform, and display Funded Developments and essential background technology (the “Humanitarian License”). We are required to ensure that the Humanitarian License survives the assignment or transfer of Funded Developments and essential background technology. If we demonstrate to the satisfaction of the Foundation that the global access contemplated by the Global Access Commitment can best be achieved without the Humanitarian License, the Foundation and Daré will make good faith efforts to modify or terminate the Humanitarian License, as appropriate.
Any Grant funds, and any interest or other income generated thereby, not used for, or committed to, the development of DARE-LARC1 in accordance with the Grant Agreement upon the expiration or termination of the Grant Agreement must be returned promptly to the Foundation.
The foregoing description of terms and conditions of the Grant Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which Daré intends to file with its quarterly report on Form 10-Q for the period ended June 30, 2021.
Cautionary Statement Regarding Forward-Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements relating to the receipt by Daré of Grant funds under the Grant Agreement and the timing of its receipt of such funds and the development of DARE-LARC1 during the Grant Period. To the extent that statements contained in this report are not descriptions of historical facts, they are forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including, without limitation, the risks and uncertainties inherent in the research and development of Daré’s product candidates, including DARE-LARC1, Daré’s ability to meet the DARE-LARC1 development and related reporting milestones in accordance with the Grant Agreement, or at all, and Daré’s ability to continue as a going concern. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in the forward-looking statements, as well as risks relating to Daré’s business in general, please refer to Daré’s annual report on Form 10-K filed with the SEC on March 30, 2021, and its current and future periodic reports filed with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements in this report and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, Daré expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.
Dated: July 7, 2021	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer